FIFTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Fifth Amendment") dated as of February 5, 1997, is to that Amended and Restated Credit Agreement dated as of October 30, 1995 (as amended by that First Amendment to Amended and Restated Credit Agreement dated as of December 8, 1995, as further amended by that Second Amendment to Amended and Restated Credit Agreement dated as of November 14, 1996, as further amended by that Third Amendment to Amended and Restated Credit Agreement dated as of November 21, 1996, as further amended by that Fourth Amendment to Amended and Restated Credit Agreement dated as of December 30, 1996, and as amended and modified hereby and as further amended and modified from time to time hereafter, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among NIMBUS CD INTERNATIONAL, INC., as Parent and Guarantor, NIMBUS MANUFACTURING INC., as U.S. Borrower, NIMBUS MANUFACTURING (UK) LIMITED, as U.K. Borrower, the Lenders party thereto and NATIONSBANK, N.A., as Agent (the "Agent").

                               W I T N E S S E T H

      WHEREAS, the Lenders have, pursuant to the terms of the Credit Agreement, made available to the Borrowers a $50,000,000 revolving credit facility;

      WHEREAS, the Borrowers wish to amend the Credit Agreement to modify certain provisions contained therein;

      WHEREAS, the Requisite Lenders have agreed to the requested amendment on the terms and conditions hereinafter set forth.

      NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

      A.    The Credit Agreement is amended in the following respect:

            1. The definition of "Consolidated  Capital Expenditures" in Section
      1.1 of the Credit Agreement is amended and modified to read as follows:

                  "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period then in conformity with GAAP, are included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property (except inventory in the ordinary course of business) or fixed assets of any Person, or stock or other evidence of beneficial ownership of any Person that, as a result of the acquisition of such stock or other evidence, becomes a Subsidiary of Company; provided, however, that Investments with respect to share capital contributions to EuroNimbus S.A. permitted pursuant to Section 7.3 shall not be included in the determination of Consolidated Capital Expenditures hereunder."

            2. Sections 7.1(v) and 7.1(vi) of the Credit Agreement are amended and modified to read as follows:

                  "(v)  Company  may become and remain  liable  with  respect to
            Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company (other than EuroNimbus S.A. in the event it becomes a wholly-owned Subsidiary) may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes,
            (b) all such intercompany Indebtedness owned by Company to any of its respective Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by Company or by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by Company or by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                  (vi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $3,000,000, less the aggregate amount of any liability with respect to Contingent Obligations outstanding pursuant to clause (b) of subsection 7.4(ii); provided, however, that with respect to the fiscal years ending March 31, 1998 and March 31, 1999 only, EuroNimbus S.A. may become and remain liable with respect to other Indebtedness in an aggregate amount at any time outstanding not to exceed $12,000,000; provided, further, that at any time occurring thereafter, EuroNimbus S.A. may become and remain liable with respect to other Indebtedness in an aggregate amount at any time outstanding not to exceed $16,500,000."

            3. Section 7.3 of the Credit Agreement is amended and modified in its entirety to read as follows:

            "7.3  Investments; Joint Ventures.

                  Company   shall   not,   and  shall  not  permit  any  of  its
            Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                        (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                        (ii) Company and its Subsidiaries may make and own other Investments (excluding Investments in EuroNimbus S.A.) in an aggregate amount not to exceed $1,500,000; and

                        (iii) Company and its Subsidiaries may make and own
                  Investments with respect to share capital contributions to EuroNimbus S.A. in an aggregate amount not to exceed $5,000,000."

      B. Notwithstanding the provisions of Sections 6.09 and 6.10 of the Credit Agreement, the Lenders hereby confirm and agree that EuroNimbus S.A. shall not be required to become a Subsidiary Guarantor under the Credit Agreement; provided, however, if Company or any of its Subsidiaries shall at any time during the term of the Credit Agreement pledge or otherwise encumber the capital stock of EuroNimbus S.A., then an Event of Default shall be deemed to have occurred under the terms of the Credit Agreement.

      C. Company hereby represents and warrants that (except as otherwise permitted under the terms of the Credit Agreement) with respect to any grants extended to, or in favor of, EuroNimbus S. A. by (a) the Government of the Grand Duchy of Luxembourg or any agency or instrumentality thereof (the "Government), neither Company nor any of its Subsidiaries (other than EuroNimbus S. A.) shall incur any repayment obligation to the Government under any circumstances, and (b) with respect to the Societe Nationale de Credit et d'Investissement ("SNCI"), neither Company nor any of its Subsidiaries (other than EuroNimbus S.A.) shall incur any repayment obligation to SNCI under any circumstances.

      D. The Borrowers will execute such additional documents as are reasonably requested by the Lenders to reflect the terms and conditions of this Fifth Amendment.

      E. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) remain in full force and effect.

      F. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Fifth Amendment to produce or account for more than one such counterpart.

      G. This Fifth Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fifth Amendment to Amended and Restated Credit Agreement to be duly executed under seal and delivered as of the date and year first above written.

COMPANY:                      NIMBUS CD INTERNATIONAL, INC.,
                              as Parent and Guarantor

                              By___________________________________
                              Name_________________________________
                              Title__________________________________


U.S. BORROWER                 NIMBUS MANUFACTURING INC.

                              By___________________________________
                              Name_________________________________
                              Title__________________________________


U.K. BORROWER                 NIMBUS MANUFACTURING (UK) LIMITED

                              By___________________________________
                              Name_________________________________
                              Title__________________________________


BANKS NATIONSBANK, N.A., individually in its capacity as a Lender and in its capacity as Agent

                              By___________________________________
                              Name_________________________________
                              Title__________________________________

                                BANK OF SCOTLAND

                              By___________________________________
                              Name_________________________________
                              Title__________________________________

                                MIDLAND BANK, PLC

                              By___________________________________
                              Name_________________________________
                              Title__________________________________